Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2/A of LogSearch, Inc. of our report dated January 14, 2005, on our audit of the financial statements of LogSearch, Inc., as of October 31, 2004, and for the period then ended.

/s/ Bateman & Co., Inc., P.C.

BATEMAN & CO., INC., P.C.

Houston, Texas

April 20, 2005

Member

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